                          SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the "Agreement"), dated as of April _____, 1997, is entered into by and between _______________________________________
("Purchaser") and RomTech Inc., (the "Company"). This is the Agreement referred to as the "Purchase Agreement" in the Registration Rights Agreement (as defined in Section 6(b) hereof).

The parties hereto agree as follows:

1. Purchase and Sale of Preferred Shares and Warrant. Upon the basis of the representations and warranties, and subject to the terms and conditions set forth in this Agreement, the Company covenants and agrees to sell to the Purchaser on the Closing Date (as hereinafter defined) (i) _________ shares (the "Preferred Shares") of its Class Three Convertible Preferred Stock (the "Preferred Stock"), each such Preferred Share convertible in accordance with the terms and conditions of the Company's Certificate of Designation for the Preferred Stock in the form of Exhibit A annexed hereto (the "Certificate of Designation") on the dates set forth in the Certificate of Designation, (any such date of conversion, the "Conversion Date") into shares of the Company (the "Conversion Shares") and a warrant in substantially the form of Exhibit B hereto (the "Warrant") to purchase ____ shares of the Company's Common Stock (the "Warrant Shares"). The Conversion Shares, (together with the Warrant Shares and the Preferred Shares, the "Shares"), shall be purchased at a purchase price of $_______ (the "Purchase Price").

                  2. Closing. The closing of the purchase and sale of the Preferred Stock and the Warrant pursuant to Section 1 hereof shall take place on April , 1997 at the offices of Morse, Zelnick, Rose & Lander LLP, located at 450 Park Avenue, Suite 902, New York, New York 10022 or at such other date, time and place as the Purchaser and the Company may agree upon in writing, or at such other time at which the Escrow Agent (as hereinafter defined) shall have received all documents and instructions as it shall in its sole judgment deem necessary and appropriate to consummate the transactions contemplated hereby (such time and date for the closing, the "Closing Date"). The certificates representing the Preferred Stock and the executed Warrant to be purchased by the Purchaser shall be delivered by, or on behalf of, the Company at the closing against payment of the Purchase Price therefor in immediately available funds by, or on behalf of,

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the Purchaser to the attorney trust account of Morse, Zelnick, Rose & Lander,
LLP, (the "Escrow Agent") (Chase Manhattan Bank, Account No. 967086639, ABA Routing Number 021000021). The Escrow Agent shall receive from the Purchaser and the Company written instructions of the Purchaser and the Company in substantially the form of Exhibit C hereto (the "Closing Instructions"), instructing the Escrow Agent with respect to the closing and settlement procedures, subject, however, to the terms and conditions of this Agreement on the date the Purchaser delivers the Purchase Price to the Escrow Agent. Commencing on the second business day after delivery to the Escrow Agent of the Purchase Price, the Purchaser, if the purchase and sale transaction contemplated hereby has not been consummated in accordance with the terms of this Agreement, may terminate the proposed transaction by notice to the Company and the Escrow Agent, whereupon the Escrow Agent shall redeliver the Purchase Price to the Purchaser as soon as practicable in accordance with the written instructions of the Purchaser.

                  3. Representations. Warranties and Covenants of the Purchaser. The Purchaser understands, and represents and warrants to, and agrees with, the Company, that:

                           (a) The Preferred Stock (including the Conversion
Shares) and the Warrant (including the Warrant Shares) have not been and, unless registered under the Securities Act of 1933, as amended (the "Securities Act"), in accordance with the Registration Rights Agreement (as defined in Section 6(b)), will not be registered under the Securities Act, or any other applicable securities law, and, accordingly, may not be offered, sold, transferred, pledged, hypothecated or otherwise disposed of ("Transferred") unless registered under the Securities Act or Transferred in a transaction exempt from registration under the Securities Act and any other applicable securities law (in which event, the Purchaser shall be required to provide the Company with an opinion of counsel that registration is not required, in form and substance reasonably satisfactory to the Company and its counsel). The Purchaser recognized that the certificates representing the Preferred Shares (including the Conversion Shares), and the Warrants (including the Warrant Shares) will bear the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES

          LAWS OR, UNLESS, IN THE OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, OR TRANSFER IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS.

                           (b) The Purchaser is an "accredited investor" within
the meaning of Rule 501(a) under the Securities Act (an "Accredited Investor"), and is acquiring or will acquire the Preferred Stock and the Warrant for its own account. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Preferred Stock and the Warrant. The Purchaser is aware that it may be required to bear the economic risk of an investment in the Preferred Stock and the Warrant for an indefinite period, and it is able to bear such risk for an indefinite period.

                           (c) The Purchaser is acquiring or will acquire the
Preferred Stock and the Warrants for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof, except in compliance with applicable securities laws (including exemptions thereunder) or pursuant to an effective registration statement under the Securities Act. The Purchaser agrees to offer, sell or otherwise transfer the Preferred Stock and the Warrants (including the Warrant Shares) only (i) in accordance with the terms of this Agreement and the Warrant, as applicable, and
(ii) pursuant to registration under the Securities Act or an exemption from registration under the Securities Act and any other applicable securities law (in which event, the Purchaser shall be required to provide the Company with an opinion of counsel that registration is not required, in form and substance reasonably satisfactory to the Company and its counsel).

                           (d) The Company has furnished or made available to
the Purchaser all material information relating to the business, finances and operations of the Company and material information relating to the offer and sale of the Securities and which have been requested by the Purchaser, including the "Risk Factors" set forth on Schedule 3(d) hereof. The Purchaser and/or its advisors, if any, in each case, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Purchaser has had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996 as filed with the Securities and Exchange Commission (the "SEC"), (2) Quarterly Reports on Form 10-QSB for the fiscal quarters ended September 30, 1996 and December
30, 1996 (3) Current Reports on Form 8-K, dated November 15, 1996 and January 30, 1997, and (4) definitive Proxy Statement of the Company dated November 4, 1996 for its 1996 Annual

Meeting of Stockholders (collectively, the "SEC Documents"), which the Company has filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                           (e) Purchaser, in electing to subscribe for the
Securities hereunder, has relied upon an independent investigation made by it and its representative, if any. Purchaser has been given no oral or written representations or assurances from the Company or any representation of the Company other than as set forth in this Agreement or in a document executed by a duly authorized representative of the Company making reference to this Agreement.

                           (f) The Purchaser has no existing short position with
respect to the Common Stock and agrees not to, for a period of 90 days from the Closing Date, enter into any short sales or other hedging transactions directly involving the Common Stock. Purchaser further agrees that, at all times after the execution of this Agreement by the Purchaser and prior to conversion of all shares of Preferred Stock acquired by Purchaser, it will keep its purchase of the Preferred Stock and Warrant confidential, except as required by law and except as necessary in the ordinary course of Purchaser's business.

                           (g) The Purchaser acknowledges that, except for the
historical material contained herein or in the SEC Documents, the matters disclosed herein and therein are forward-looking statements under the federal securities laws that involve risks and uncertainties, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development, commercialization and technological difficulties, capacity and supply constraints or difficulties, the results of financing efforts, actual purchases under agreements, the effect of the Company's accounting policies, and other risks detailed in the Company's SEC Documents. Actual results could differ materially from those estimated or anticipated in these forward-looking statements.

                           (h) The Purchaser is a resident of the state set
forth on the signature page hereto.

                  4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Purchaser that:

                           (a) The Company and each of its Subsidiaries have
been duly incorporated and are validly existing as a corporations under the laws of Pennsylvania or other appropriate jurisdiction and have the requisite corporate power to own their properties and to carry on their business as now being conducted.

                           (b) This Agreement, the Warrant and the Registration
Rights Agreement (as defined in Section 6(b)) have been duly authorized, executed and delivered by the Company and constitute valid and binding agreements, enforceable in accordance with their respective terms (except to the extent that enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally), and the Company has full corporate power and authority necessary to enter into such agreements and to perform its obligations thereunder.

                           (c) Except as set forth on Schedule 4(c), no consent,
approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of its affiliates or of any third party or of the stockholders of the Company is required for execution of this Agreement, the Warrant or the Registration Rights Agreement (as defined in Section 6(b)) or the performance of its obligations under such agreements, including, without limitation, the issuance and sale of the Preferred Stock, the Conversion Shares, the Warrant and the Warrant Shares (except for the registration of the Conversion Shares and Warrant Shares under the Securities Act pursuant to the Registration Rights Agreement as defined in Section 6(b) and, except that any notices of sale required to be filed with the Securities and Exchange Commission pursuant to Regulation D promulgated under the Securities Act of 1933 or any state securities law authority pursuant to applicable blue sky laws may be filed within the applicable periods therefor).

                           (d) Neither the sale of the Preferred Stock and
Warrant pursuant to this Agreement, nor the performance of its obligations under this Agreement, the Warrant (including the issuance of the Warrant Shares) or the Registration Rights Agreement by the Company will:

                                    (i) violate, conflict with, result in a
breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles of incorporation or by-laws of the Company, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company, the violation, conflict, breach or default of which would have a material adverse effect on the Company and its subsidiaries considered as a whole, (C) the terms of any bond, debenture, or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company is a party, by which the Company is bound, or to which any of the properties of the Company is subject, the violation, conflict, breach or default of which would have a material adverse effect on the Company and its subsidiaries considered as a whole, or (D) the terms of any "lockup" or similar provision of any underwriting or similar agreement to which the Company is a party; or

                                    (ii) result in the creation or imposition of
any lien, claim or other encumbrance upon any of the assets of the Company.

                  (e) The Preferred Stock has been duly and validly authorized and is (i) free and clear of any security interests, liens, claims or other encumbrances, (ii) is duly and validly issued, (iii) fully paid and nonassessable, (iv) not issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company, and (v) does not subject the holders thereof to personal liability by reason of being such holders. The Warrant has been duly and validly authorized and when issued and delivered pursuant to this Agreement will have been duly executed, issued and delivered and will constitute a legal, valid, binding and enforceable obligation of the Company (except to the extent that enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally).

                  (f) The Conversion Shares and Warrant Shares have been duly and validly authorized and when issued (i) will be free and clear of any security interests, liens, claims or other encumbrances, (ii) will be duly and validly issued, (iii) will be fully paid and nonassessable, (iv) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company, and (v) will not subject the holders thereof to personal liability solely by reason of being such holders.

                  (g) Except as set forth in the SEC Documents, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates that would materially affect the results of operations of the Company or adversely affect the execution by the Company of, or adversely affect the performance by the Company of its obligations under, this Agreement, the Warrant or the Registration Rights Agreement, or the transactions contemplated hereby or thereby.

                  (h) Neither the Company, nor any authorized representative of the Company, has made, at any time, any written or oral communication in connection with the offer or sale of the securities offered hereby which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

                           (i) Assuming the accuracy of, and compliance with,
the representations, warranties and covenants of the Purchaser in this Agreement, the sale of the securities offered hereby pursuant to this Agreement and the Warrant have been made in accordance with the provisions and requirements of Section 4(2) ("Section 4(2)") under the Securities Act and any applicable state law.

                           (j) None of the Company, any affiliate of the
Company, or any person acting on behalf of the Company or any such affiliate has engaged, or will engage, in any general solicitation or general advertising with respect to the Preferred Stock or the Warrant.

                           (k) Except as set forth on Schedule 4(k) hereto, the
Company is duly organized, validly existing and in good standing under the laws of the state of Pennsylvania and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company has registered its Common Stock pursuant to the Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is listed and trades on the NASDAQ Small CapMarket. The Company has filed all materials required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act for at least twelve (12) months immediately preceding the date hereof, and has received no notice, either oral or written, with respect to the continued eligibility for such listing. The Company has timely made all filings required under the Exchange Act during the twelve month period preceding the date hereof and is eligible to use Form S-3 to register the Conversion Shares and Warrant Shares. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Prior to the date hereof, the Company has corrected all statements in the SEC Documents which have required correction and has filed all necessary amendments to the SEC Documents, in each case as required by applicable law.

                           (l) As of the date hereof, the authorized capital
stock of the Company consists of (i) 40,000,000 shares of Common Stock without par value, of which 6,326,012 shares were issued and outstanding, and (ii) 10,00,000 shares of preferred stock, without par value, of which 2,271,340 shares were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in Schedule 4(l), (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no outstanding debt securities of the Company. The Company has made available to the Purchaser true and correct copies of the Company's Certificate of Incorporation, as amended, as in effect on the date hereof ("Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "Bylaws").

                           (m) The Company undertakes and agrees to make all
necessary filings in connection with the sale of the securities offered hereby as required by the United States laws and the regulations or any domestic securities exchange or trading market.

                           (n) Except as set forth in the SEC Documents, since
July 1, 1996, there has been no material adverse development in the assets, liabilities, business properties, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole, except as disclosed in the filings of the Company with the SEC, other than continued losses.

                           (o) None of the filings of the Company with the SEC
since July 1, 1996 contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has since July 1, 1996 timely filed all requisite forms, reports and exhibits thereto with the SEC. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents.

                           (p) Except as set forth in the SEC Documents, there
is no known fact to the Company or any subsidiary (other than general economic conditions generally known to the public) that has not been disclosed in writing to the Purchaser that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, business prospects, properties or assets of the Company or any subsidiary, or (ii) could reasonably be expected to adversely affect the ability of the Company or any subsidiary to perform its obligations pursuant to this Agreement, the Registration Rights Agreement or the Warrant.

                           (q) The Company acknowledges and agrees that
Purchaser is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby and any advice given by Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby and thereby is merely incidental to Purchaser's purchase of the Preferred Stock and the Warrant. The Company further represents to Purchaser that the Company's decision to enter into this Agreement, the Warrant and the Registration Rights Agreement has been based solely on the independent evaluation by the Company and its representatives.

                           (r) Neither the Company, nor any of its affiliates,
has, directly or indirectly, made any offers or sales of any securities or solicited any offers to buy any security, under circumstances that would require registration of the Preferred Stock or the Warrant under the 1933 Act.

                           (s) Except as set forth within this Agreement or in
the SEC Documents, the Company and its subsidiaries own, have obtained or possess rights to use the trademarks, trade names, service marks, service mark registrations, patents, copyrights, licenses, approvals, governmental authorizations, trade secrets and other rights necessary to conduct their respective businesses as now conducted, the Company does not have any knowledge of any material infringement by the Company or its subsidiaries of any trademark, trade name rights, patent rights, copyrights, licenses, service marks, service mark registrations, trade secrets or other similar rights of others and there is no claim being made against the Company or its subsidiaries regarding trademark, trade name, patent, copyright, license, service marks, service mark registrations, trade secret or other infringement which could have a material adverse effect on the Company. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

                           (t) The Company understands and acknowledges the
potentially dilutive effect to the Common Stock of the issuance of the Conversion Shares and the Warrant Shares.

                  5. Covenants of the Company. The Company covenants and agrees with the Purchaser:

                           (a) To comply with all requirements of Section 4(2)
and Section 3(a)(9), as applicable, and to the extent applicable Regulation D under the Securities Act, with respect to the sale of the Preferred Stock, the Conversion Shares, the Warrant and the Warrant Shares, respectively.

                           (b) To notify the Purchaser promptly if at any time
during the period beginning on the date of this Agreement and ending on the Closing Date any event shall have occurred as a result of which any written or oral communication made by the Company, any authorized person representing the Company, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (c) To cause the Conversion Shares and Warrant Shares
to be, upon delivery, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges, security interests or other encumbrances.

                           (d) Have at all times authorized and reserved for
issuance, free from preemptive rights, a sufficient number of shares of Common Stock to satisfy the conversion rights of the Purchaser pursuant to the terms and conditions of the Preferred Stock and the Warrant and to satisfy the issuance of any other shares of Common Stock which are reserved for issuance or which are issuable upon the exercise, conversion, exchange or satisfaction of any outstanding securities or obligations or rights of the Company.

                           (e) Each party shall use its best efforts to take, or
cause to be taken, all action and to do, or cause to be done, all things necessary, including without limitation, timely to satisfy the conditions to be satisfied as provided in Section 6 and 7 of this Agreement, to consummate the transactions contemplated hereby.

                           (f) Until the earlier of (i) the date which is one
year after the date as of which the Holders (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (a) the Holders shall have sold all the Conversion Shares and Warrant Shares and (b) none of the Preferred Stock or Warrants are outstanding (the "Filing Period"), the Company shall use its best efforts to file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not voluntarily terminate its status as an Company required to file reports under the 1934 Act even if the Act or the rules and regulations thereunder would permit such termination.

                           (g) The Company will use the proceeds from the sale
of the Securities substantially as set forth on Schedule 5(g) hereto.

                           (h) The Company shall use its best efforts to
promptly secure the listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall use its best efforts to maintain the listing of all such shares from time to time issuable under the terms of this Agreement and the Registration Rights Agreement. During the period that the Company is required to maintain effective a registration statement covering the Conversion Shares and Warrant Shares, the Company shall use its best efforts to maintain the Common Stock's authorization for listing on the NASDAQ SmallCap Market and any such other national securities exchange.

                  (i) The Company covenants and agrees that it will not, without the prior written consent of the Purchaser, (a) enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock with any third party until the expiration of ninety (90) days after the effective date of the Registration Statement. However, this restriction shall not apply to (i) the issuance of securities (other than for cash) in connection with a merger, consolidation, sale of assets, disposition of a business, product or license by the Company, strategic alliance, bank loan or agreement, public offering, securities issued at the then current market price (as determined in good faith by the board of Directors), or the exercise of options, (ii) the exchange of the capital stock for assets, stock or other joint venture interests, or (iii) the sale of capital stock, at a sales price in excess of $20 per share and further provided, that any registration rights in connection therewith, shall not require the filing of a Registration Statement under the Registration Rights Agreement between the Company and the Purchaser. However, nothing contained herein shall be deemed to preclude the Company from taking such action as may be reasonably required to cure any alleged default under agreements to which the company is or may become a party.

                  6. Conditions Precedent to the Purchaser's Obligations. The obligations of the Purchaser hereunder are subject to the performance by the Company of its obligations hereunder and to the satisfaction of the following additional conditions precedent:

                           (a) The representations and warranties made by the
Company in this Agreement shall, unless waived by the Purchaser, be true and correct in all material respects as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date. The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Company shall certify to Purchaser and the Escrow Agent that the requirements of Section 6(a) have been met.

                           (b) The Company and the Purchaser shall have entered
into a Registration Rights Agreement (the "Registration Rights Agreement") in substantially the form annexed hereto as Exhibit D.

                           (c) The Company will provide to the Purchaser an
opinion or opinions of counsel c in substantially the form annexed hereto as Exhibit E.

                           (d) None of the following shall have occurred: (i)
any general suspension of trading in, or limitation on prices listed for, the Common Stock on the NASDAQ, (ii) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States, (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) in the case of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof, or (v) any limitation by the federal or state authorities on the extension of credit by lending institutions that materially and adversely affects the Purchaser.

                           (e) The Company shall have executed and delivered to
the Escrow Agent the certificates representing the Preferred Stock and the Warrant.

                           (f) No action, suit, investigation or proceeding
before or by any governmental authority shall have been commenced or threatened against the Company or any of the officers, directors or affiliates of the Company, which seeks to restrain, prevent or challenge the transactions contemplated by this Agreement or the Registration Rights Agreement or which seeks damages in connection with such transactions.

                  7.       Conditions Precedent to the Company's Obligations.

                           (a) The obligations of the Company hereunder are
subject to the performance by the Purchaser of its obligations hereunder and to the satisfaction of the condition precedent that the representations and warranties made by the Purchaser in this Agreement shall, unless waived by the Company, be true and correct in all material respects as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

                           (b) The Purchaser shall have delivered to the Escrow
Agent by wire transfer the Purchase Price for the Preferred Stock and Warrant.

                  8.       Transfer of Securities.

                           (a) Securities Act Legend. Each certificate
evidencing the Preferred Stock, the Conversion Shares, the Warrant and the Warrant Shares, and any certificates issued upon transfer or exchange of the foregoing shall be stamped or imprinted with a legend as follows:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR, UNLESS, IN THE OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, OR TRANSFER IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS.
      .

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Preferred Stock, the Conversion Shares, the Warrant and the Warrant Shares as applicable upon which it is stamped, if, unless otherwise required by state securities laws, (a) with respect to the Conversion Shares and the Warrant Shares, the sale of the Conversion Shares, and the Warrant Shares, as the case may be, is registered under the 1933 Act, or (b) in connection with a Transfer, such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a Transfer thereof may be made without registration under the 1933 Act, or (c) such holder provides the Company with reasonable assurances that the Preferred Stock, the Conversion Shares, the Warrant and the Warrant Shares as applicable can be sold pursuant to Rule 144 under the 1993 Act (or a successor rule thereto). Notwithstanding the removal of any such legend, Purchaser agrees to Transfer the Preferred Stock, the Conversion Shares, the Warrant and the Warrant Shares, including those represented by certificate(s) from which the legend has been removed, in compliance with all applicable securities laws and, if, in connection with any Transfer, a legend would be appropriate under applicable securities laws, Purchaser shall, in connection with any such Transfer ensure that the certificates representing shares so Transferred shall bear the foregoing legend.

                           (b) Securities Act Compliance. Each holder (a
"Holder") of a certificate evidencing the Preferred Stock, the Conversion Shares, the Warrant and the Warrant Shares which bears the restrictive legend set forth in Section 8(a) above (the "Restricted Securities"), and who proposes to Transfer (as defined in Section 3(a) of this Agreement) any Restricted Securities (other than pursuant to an effective Registration Statement or pursuant to Rule 144), shall give written notice to the Company of such Holder's intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed sale or other disposition in sufficient detail and may be accompanied by an opinion of legal counsel to the Holder. Promptly upon receipt of such notice, the Company shall present a copy thereof (together with any accompanying opinion of legal counsel to the Holder) to its legal counsel, and the following provisions shall apply:

                                    (i) If, in the opinion of legal counsel to
such Holder, reasonably satisfactory in form and substance to the Company and its legal counsel, or if such notice was not accompanied by an opinion of legal counsel to the Holder, then, if, in the opinion of legal counsel to the Company, the proposed sale or other disposition may be effected without registering the Restricted Securities involved under the Securities Act or under state securities laws, such Holder shall be entitled to so Transfer such Restricted Securities in accordance with the terms of such notice delivered to the Company pursuant to this paragraph (b). The Company will advise the Holder, within five
(5) business days after submission of such notice, whether the Company believes such Holder is entitled to so Transfer the Restricted Securities in accordance with the foregoing. If the Holder is entitled to so Transfer, he shall submit the stock certificate or certificates evidencing the Restricted Securities to be Transferred to the Company in proper form for Transfer and accompanied by appropriate instruments of Transfer and the Company shall promptly issue new certificates giving effect to such Transfer. Certificates for Restricted Securities thus Transferred (and each of the certificates evidencing any untransferred balance of the Conversion Shares or the Warrant Shares not so transferred) shall bear the restrictive legend set forth in Section 8(a), unless, in the opinion of such Holder's legal counsel, which opinion shall be reasonably satisfactory in form and substance to counsel for the Company (or legal counsel to the Company if the Holder did not present an opinion of its legal counsel), such legend is not required by the applicable provisions of the Securities Act or state securities laws; and

                                    (ii) If in the reasonable opinion of either
of such legal counsel (or legal counsel to the Company if the Holder did not present an opinion of its legal counsel), the proposed Transfer cannot be effected without registering the Conversion Shares or the Warrant Shares involved under the Securities Act or state securities laws, such Holder shall not offer to Transfer or Transfer such Restricted Securities unless and until such Restricted Securities have been registered under the

Securities Act or state securities laws for such purpose or an exemption from such registration becomes available. Upon the consummation of the transactions contemplated by this Agreement, the Company shall have agreed to register the Conversion Shares and the Warrant Shares pursuant to the terms of the Registration Rights Agreement.

                           (c) Subject to the restrictions set forth in Sections
8(a) and (b) above, upon the valid conversion of the Preferred Stock or exercise of the Warrants, the Company shall instruct its transfer agent to issue certificates, registered in the name of Purchaser or its nominee, for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by the respective Purchasers to the Company. The Company shall provide instructions and opinions of counsel to its transfer agent in accordance with
Section 3(m) of the Registration Rights Agreement and this Section 8. The Company warrants that no instruction other than such instructions referred to in this Section 8 will be given by the Company to its transfer a agent. Nothing in this Section shall affect in any way Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Conversion Shares and the Warrant Shares.

                  9. Fees and Expenses. Each of the Purchaser and the Company agrees to pay its respective expenses incident to the performance of its obligations hereunder, including, but not limited to, the fees, expenses and disbursements of such party's counsel.

                  10. Survival of the Representations, Warranties, etc. The respective agreements, representations, warranties, indemnities and other statements made by or on behalf of the Company and the Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of any payment for the Preferred Stock, the Conversion Shares, the Warrant and the Warrant Shares.

                  11. Notices. All notices, requests and other communications hereunder must be in writing and delivered to the parties at the following addresses or facsimile numbers:

If to the Purchaser, to:




Telephone:
Telecopy:

If to the Company, to:
                           Rom Tech, Inc.
                           2000 Cabot Blvd., Suite 110
                           Langhorne, PA 19047
Telephone:                 (215) 750-6606
Telecopy:                  (215) 750-3722

with a copy to:
                           McCausland, Keen & Buckman
                           Radnor Court, Suite 160
                           259 Radnor-Chester Road
                           Radnor, PA 19087
                           Attn.: Ellen Pulver Flatt, Esq.
Telephone:                 (610) 341-1000
Telecopy:                  (610) 341-1099

All such notices, requests and other communications will (i) if delivered personally (including, without limitation, by reputable overnight courier service) to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon telecopy generated confirmation of receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  12. Third Party Beneficiary. Any permitted transferee of any part of the principal amount of the Preferred Stock, the Conversion Shares, the Warrant and the Warrant Shares shall be a third party beneficiary of the Company's obligations under this Agreement, the Warrant and the Registration Rights Agreement. Such person shall have all the rights of a third party beneficiary with respect to the enforcement against the Company of any provision of this Agreement, the Warrant and the Registration Rights Agreement.

                  13.      Miscellaneous.

                           (a) This Agreement may be executed in one or more
counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                           (b) This Agreement shall inure to the benefit of and
be binding upon the parties hereto, their respective successors and permitted assigns.

                           (c) This agreement shall be governed by, and
construed in accordance with, the laws of the State of New York (without giving effect to conflicts of laws principles). With respect to any suit, action or proceedings relating to this Agreement, each of the Company and the Purchaser irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in the City of New York and hereby waives to the fullest extent permitted by applicable law any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Subject to applicable law, the Company agrees that final judgment against it in any legal action or proceeding arising out of or relating to this Agreement or the Warrant, or any transaction contemplated hereby or thereby, shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof and the amount of its indebtedness, or by such other means provided by law.

                           (d) The headings of the sections of this document
have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                           (e) The provisions of this Agreement are severable,
and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

                           (f) This Agreement, including the schedules and
exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.

                           (g) Purchaser shall have the right to approve before
issuance any press releases or any other public statements with respect to the transaction contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions as is required by applicable law, rules or regulations, or the requirements imposed by the Nasdaq Stock Market (although Purchaser shall be provided with a copy of any such press release or other public disclosure upon its release).

                           (h) Each party shall do and perform, or cause to be
done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                           (i) Notwithstanding any of the representations,
warranties, acknowledgments or agreements made herein by the Company and Purchaser, the Company and Purchaser does not thereby or in any manner waive any rights granted to it or him under U.S. Federal or state securities laws.

                  14. Time of Essence. Time shall be of the essence in this Agreement.

                  15. Escrow Agent. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and its liability hereunder shall be limited to liability for gross negligence or willful misconduct on its part. The Company and the Purchaser agree to save harmless, indemnify and defend the Escrow Agent for, from and against their respective share of any loss, damage, liability, judgment, cost and expense whatsoever, by reason of, or on account of, any misrepresentation made to it or its status or activities as Escrow Agent under this Agreement except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence or willful misconduct on the part of the Escrow Agent.

         The Escrow Agent shall not be responsible for any failure or inability of any of the parties to perform or comply with the provisions of this Agreement, or the agreements delivered in connection herewith.

         In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely in good faith upon any document (including facsimile transmitted copies of documents), instrument or signature believed by it in good faith to be genuine and to be signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume in good faith that any person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so.

         Each party hereto acknowledges that (a) the Escrow Agent is not acting as legal counsel to such party in any manner or respect in connection with the transactions contemplated by this Agreement, and (b) the Escrow Agent is serving as an accommodation to the parties hereto. Each party further acknowledges that the Escrow Agent has acted, and acts, as legal counsel in certain matter to H.J. Meyers & Co., Inc. ("Meyers").

         It is understood and further agreed that the Escrow Agent shall:

         (a) be under no duty to enforce payment of any subscription that is to be paid to and held by it hereunder;

         (b) promptly notify the Purchaser and the Company of any discrepancy between the amounts set forth on any statement delivered by the Purchaser and/or the Company and the sum or sums delivered to it therewith;

         (c) be under no duty to accept funds, checks, drafts or instruments for the payment of money from anyone other than the Company or the Purchaser, or to give any receipt therefor except to the Company or the Purchaser, with a copy in each case to the Company;

         (d) be protected in acting upon any notice, request, certificate, approval, consent or other paper reasonably believed by it to be genuine and to be signed by the proper party or parties (including, but not limited to, copies of documents transmitted by facsimile);

         (e) be permitted to consult with counsel of its choice, and shall not be liable for any action taken, suffered, or omitted by it in accordance with the advice of such counsel; provided, however, that nothing in this subsection
(e), nor any action taken by the Escrow Agent, or suffered or omitted by it in accordance with the advice of any counsel, shall relieve the Escrow Agent from liability for any claims that are occasioned by its gross negligence or willful misconduct;

         (f) not be bound by any modification, amendment, termination, cancellation, or recission of this Agreement, unless the same shall be in writing and signed by it;

         (g) be entitled to refrain from taking any action other than to keep all property held in escrow if it (i) shall be uncertain concerning its duties or rights hereunder, or (ii) shall have received claims or demands from any party, or (iii) shall have received instructions from the Purchaser and/or the Company that, in the Escrow Agent's opinion, are in conflict with any of the provisions of this Agreement, until it shall have received a final judgment by a court of competent jurisdiction;

         (h) have no liability for following the instructions herein or expressly provided for herein, or the written instructions given jointly by the Purchaser and/or the Company; and/or

         (i) have the right, at any time, to resign hereunder by giving written notice of its resignation to all other parties hereto at least three (3) business days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation all cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to such person as may be designated in writing by the other parties executing this Agreement, whereupon the Escrow Agent's obligations hereunder shall cease and terminate. If no such person has been designated by such date, all obligations of the Escrow Agent hereunder shall, nevertheless, cease and terminate. The Escrow Agent's sole responsibility thereafter shall be to keep safely all property then held by it and to deliver the same to a person designated by the other parties executing this Agreement or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.

         16. Delivery of Stock. The Company will permit the Purchaser to exercise its right to convert the Preferred Stock and exercise the Warrant by telecopying a duly executed and completed Notice of Conversion or Notice of Exercise, in the form annexed to the Certificate of Designation and Warrant, respectively, to the Company and delivering within three business days thereafter, the original Notice of Conversion and Preferred Stock certificate, or Notice of Exercise and Warrant (the "Original Documentation"), by express courier. Each date on which a Notice of Conversion or Notice of Exercise is telecopied to and received by the Company (at the telecopy number provided for in Paragraph 11 hereof) in accordance with the provisions hereof shall be deemed a Conversion Date or Exercise Date. The Company will transmit the certificates representing the Conversion Shares and the Warrant Shares and the newly issued Preferred Stock certificate representing the number of shares of Preferred Stock which remains unconverted or the newly issued Warrant representing the portion of the warrant which remains unexercised to the Purchaser via express courier within three business days after receipt by the Company of the Original Documentation.

         17. Liquidated Damages for Failure to Deliver. The Company understands that a delay beyond the deadline for delivery, specified in Paragraph 16, could result in economic loss to the Purchaser. As compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for the late issuance of shares issuable at conversion or exercise in accordance with the following schedule (where "No.

Business Days Late" is defined as the number of business days beyond three business days after receipt by the Company of the original documentation):


     No. Business Days Late                 Late Payment for Each $10,000 of
     ----------------------                      original investment
                                                  Being Converted
                                                  ---------------
                3                                        $50.00
                4                                       $100.00
                5                                       $150.00
                6                                       $200.00
                7                                       $250.00
                8                                       $300.00
                9                                       $350.00
               10                                       $400.00
(greater than) 10                        $400.00 + $100.00 for each Business
                                              Day Late Beyond 10 Days


         The Company shall make any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit a Purchaser's right to actual damages for the Company's failure to issue and deliver the Conversion Shares and the Warrant Shares to the Purchaser. Furthermore, in addition to any other remedy which may be available to the Purchaser, in the event that the Company fails for any reason to effect delivery of Conversion Shares or Warrant Shares within seven business days after the date on which the Company has received the Original Documentation, the Purchaser will be entitled to elect to be deemed to be treated as not having exercised the relevant Notice of Conversion or Notice of Exercise by delivering a notice to such effect to the Company whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to such Notice of Conversion or Notice of Exercise; provided that no such election shall constitute waiver of any right or remedy Purchaser may have and the Company shall still be obligated notwithstanding any such election to make penalty payments hereunder and for any actual damages.

         18. Non-delivery of the Shares. If, within ____ business days of the date after receipt by the Company of the Original Documentation, the Company shall fail to (i) issue the Conversion Shares or the Warrant Shares, and (ii) deliver to the Purchaser the

Conversion Shares or the Warrant Shares, for any reason other than failure by the Purchaser to comply with its obligations hereunder, then the Company shall:

                  (a) hold the Purchaser harmless against any loss, claim or damage arising from or as a result of such failure by the Company (including, without limitation, any such loss, claim or damage resulting from an obligation to resell the Conversion Shares or the Warrant Shares); and

                  (b) reimburse the Purchaser for all of its out-of-pocket expenses reasonably incurred, including fees and disbursements of its counsel, incurred by the Purchaser in connection with this Agreement and the transactions contemplated herein; provided however, that the Company shall not have further liability to the Purchaser except as provided for in this Section 18.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer(s) of each party hereto as of the date first above written.

                                            Purchaser:

                                            -------------------------------
                                            Name:
                                            Title:

                                            RomTech, Inc.

                                            ------------------------------------
                                            Name:
                                            Title:    Chief Executive Officer

                                    EXHIBIT A

                           CERTIFICATE OF DESIGNATION

                                    EXHIBIT B

                                WARRANT AGREEMENT

                                    EXHIBIT C

                              CLOSING INSTRUCTIONS

                                    EXHIBIT D


                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT E

                              FORM OF LEGAL OPINION